UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2006

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2006, SAVVIS Communications Corporation (“SAVVIS”), a Missouri corporation and a wholly-owned subsidiary of SAVVIS, Inc., a Delaware corporation (“Registrant”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Cisco Systems Capital Corporation (“Cisco”). The Loan Agreement provides for a loan of up to $33.0 million to purchase network equipment manufactured by Cisco Systems, Inc. (the “Equipment”). SAVVIS plans to use the proceeds to purchase Equipment to be used in connection with SAVVIS’ upgrade of its network infrastructure.

The Loan Agreement allows SAVVIS to finance Equipment purchases made prior to December 18, 2007, with principal and interest payable over five years from the date of borrowing. The interest rate on the loans is equal to 8.384% per annum. The indebtedness under the Loan Agreement is guaranteed by the Registrant, and the obligations under the Loan Agreement are secured by a first-priority security interest in the Equipment.

The Loan Agreement contains various affirmative, negative and financial covenants. If any event of default occurs and is not cured within applicable grace periods set forth in the Loan Agreement, or waived, Cisco may terminate the commitments and declare the loans then outstanding to be due and payable in whole or in part.

In connection with the loan, on December 18, 2006, SAVVIS entered into Amendment No. 3 to its Credit Agreement dated June 10, 2005, as amended, by and among SAVVIS, Registrant, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and the administrative agent, to allow SAVVIS and the Registrant to enter into the Loan Agreement and other related documents.

The foregoing description of the Loan Agreement and the other documents related to the Loan Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K hereto and are incorporated herein by reference and constitute a part of this report.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan and Security Agreement dated December 18, 2006, by and between SAVVIS Communications Corporation, a Missouri corporation, and Cisco Systems Capital Corporation.

10.2	Guaranty Agreement dated December 18, 2006, by and between SAVVIS, Inc., a Delaware corporation, and Cisco Systems Capital Corporation.

10.3	Amendment No. 3 to Credit Agreement dated December 18, 2006, SAVVIS Communications Corporation, a Missouri corporation, SAVVIS, Inc., a Delaware corporation, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and the administrative agent for the lender parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: December 19, 2006	By:	/s/ Jeffrey H. Von Deylen
	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Loan and Security Agreement dated December 18, 2006, by and between SAVVIS Communications Corporation, a Missouri corporation, and Cisco Systems Capital Corporation.

10.2	Guaranty Agreement dated December 18, 2006, by and between SAVVIS, Inc., a Delaware corporation, and Cisco Systems Capital Corporation.

10.3	Amendment No. 3 to Credit Agreement dated December 18, 2006, SAVVIS Communications Corporation, a Missouri corporation, SAVVIS, Inc., a Delaware corporation, the lenders that are signatories thereto and Wells Fargo Foothill, Inc., as the arranger and the administrative agent for the lender parties.